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                                                                     Exhibit 5.1

                           [PALMER & DODGE LETTERHEAD]

                                  March 3, 2000

Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts  02139

         Re: $500,000,000 Aggregate Offering Price of Securities of Genzyme Corporation

Ladies and Gentlemen:

         We are furnishing this opinion in connection with the registration statement on Form S-3 (the "Registration Statement") of Genzyme Corporation (the "Company"), a Massachusetts corporation, filed on March 3, 2000 with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         We have reviewed the Registration Statement, including the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"),
(ii) shares of Preferred Stock, $.01 par value (the "Preferred Stock"), (iii) shares of Genzyme General Division Common Stock, $.01 par value ("GENZ Stock"), (iv) shares of Genzyme Molecular Oncology Division Common Stock, $.01 par value ("GZMO Stock"), (v) shares of Genzyme Surgical Products Division Common Stock, $.01 par value ("GZSP Stock"), (vi) shares of Genzyme Tissue Repair Division Common Stock, $.01 par value ("GZTR Stock"), (vii) shares of one or more yet to be designated series of Genzyme Common Stock, $.01 par value ("New Common Stock"), and (viii) warrants to purchase GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock, New Common Stock, Preferred Stock, or Debt Securities (collectively, the "Warrants"). The Debt Securities, the Preferred Stock, GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock, New Common Stock, and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of GENZ Stock, GZMO Stock, GZSP Stock, or GZTR Stock, or shares of New Common Stock or Preferred Stock, and that shares of Preferred Stock may be convertible into shares of GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock or New Common Stock.

         The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee").


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Genzyme Corporation
March 3, 2000
Page 2

The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

         The opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States.

         Based upon the foregoing, we are of the opinion that:

     1. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of a particular Debt Security and (ii) the Company and the Trustee duly execute and deliver an Indenture which establishes the specific terms of such Debt Security, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and
(d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. The Company has the authority pursuant to its Amended and Restated Articles of Organization (as amended the "Articles"), to issue up to 10,000,000 shares of Preferred Stock of which 3,400,000 shares have been designated and reserved prior to the date hereof. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, including the filing of a Certificate of Vote of Directors Establishing a Series of a Class of Stock (a "Certificate of Designation") relating to such series and any New Common Stock into which such series may be convertible (if applicable), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     3. The Company has the authority pursuant to the Articles to issue up to 200,000,000 shares of GENZ Stock, 40,000,000 shares of GZMO Stock, 60,000,000 shares of GZSP Stock, 40,000,000 shares of GZTR Stock and 50,000,000 shares of New Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and

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Genzyme Corporation
March 3, 2000
Page 3

content as required by applicable law and, in the case of New Common Stock, upon the establishment of a new Series of Common Stock in accordance with the terms of the Articles and applicable law, including the filing of a Certificate of Designation relating to such New Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock and New Common Stock will be validly issued, fully paid and nonassessable.

     4. When (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of particular Warrants and the Securities underlying such Warrants, (ii) to the extent necessary, the Securities underlying such Warrants have been duly established in accordance with the terms of the Articles and applicable law, including the filing of a Certificate of Designation relating to such Securities, (iii) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement which establishes the specific terms of such Warrants, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iv) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth in paragraphs 1 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under applicable state law (ii) that the consideration per share of New Common Stock or Preferred Stock will not be less than $.01 and (iii) the number of shares of Preferred Stock, GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock, or New Common Stock issued or issuable on exercise of the Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock, GENZ Stock, GZMO Stock, GZSP Stock, GZTR Stock or New Common Stock authorized by the Articles on the date hereof, as amended by the Certificate of Designation filed prior to the date hereof, and by any Certificate of Designation or amendment to the Articles hereafter filed by the Company with respect to Preferred Stock or New Common Stock prior to the issuance of such shares.

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Genzyme Corporation
March 3, 2000
Page 4

         To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                     Very truly yours,



                                     /s/ Palmer & Dodge LLP